Exhibit 99.1

[LETTER HEAD OF MOELIS & COMPANY LLC]

The Board of Directors

Invitrogen Corporation

5791 Van Allen Way

Carlsbad, California 92008

July 30, 2008

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated June 11, 2008, to the Board of Directors of Invitrogen Corporation (“Invitrogen”) as Annex B to, and to the reference thereto under the captions “SUMMARY—Opinions of Financial Advisors—Invitrogen” and “THE MERGER—Opinions of Financial Advisors—Opinion of Moelis & Company LLC” in, the joint proxy statement/prospectus of Invitrogen and Applied Biosystems Inc. (“ABI”) relating to the proposed merger involving Invitrogen and ABI (the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ MOELIS & COMPANY LLC
MOELIS & COMPANY LLC